Exhibit 10.1.1

FIRST AMENDMENT TO

PASSUR AEROSPACE, INC. 2019 STOCK INCENTIVE PLAN

This FIRST AMENDMENT (this “Amendment”) to the PASSUR Aerospace, Inc. 2019 Stock Incentive Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of PASSUR Aerospace, Inc., a New York corporation (the “Company”), effective as of July 8, 2020 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Company has adopted and maintains the Plan;

WHEREAS, pursuant to Section 13 of the Plan, the Board has the authority to amend the Plan from time to time, subject only to certain limitations set forth therein; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its shareholders to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.The last sentence of Section 6.2(c) of the Plan is hereby deleted in its entirety and replaced with the following:

“Unless determined otherwise by the Committee, all Stock Options shall vest 20% on the date that is eighteen (18) months following the date of grant and 20% on each of the second, third, fourth and fifth anniversaries of the grant.”

2.This Amendment shall be effective as of the Effective Date and is hereby incorporated in and forms a part of the Plan.

3.Except as expressly amended by this Amendment, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

[Signature Page Follows]

The undersigned hereby certifies that the foregoing First Amendment to the PASSUR Aerospace, Inc. 2019 Stock Incentive Plan was duly adopted by the Board of Directors of PASSUR Aerospace, Inc. on July 22, 2020.

Dated: July 22, 2020

By:	/s/ Louis Petrucelly
Name: Louis J. Petrucelly
Title: CFO